As filed with the Securities and Exchange Commission on February 2, 2006
Registration No. 333-67331

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CYGNUS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-2978092 (I.R.S. Employer Identification No.)

P.O. Box 321195 Los Gatos, CA (Address of Principal Executive Offices)	94108 (Zip Code)
CYGNUS, INC.
1994 STOCK OPTION/AWARD PLAN
AMENDED 1991 EMPLOYEE STOCK PURCHASE PLAN
CERTAIN OPTION GRANT TO MR. MARION
PURSUANT TO WRITTEN COMPENSATION AGREEMENT
(Full Title of the Plan)
Barbara G. McClung, Esq.
Cygnus, Inc.
P.O. Box 321195
Los Gatos, CA 94108
(Name and Address of Agent for Service)
(415) 262-6223
(Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Ashok W. Mukhey, Esq.
Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067
(310) 277-1010
This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

EXPLANATORY STATEMENT; DEREGISTRATION OF SECURITIES
     Cygnus, Inc. (the “Company”) filed a registration statement on Form S-8 (No. 333-67331) (the “Registration Statement”) to register a total of 2,624,362 shares of its common stock, $.001 par value per share, to be issued under the Company’s 1994 Stock Option/Award Plan, the Amended 1991 Employee Stock Purchase Plan and the Option Grant to Mr. Marion, as applicable. On November 21, 2005 (the “Dissolution Date”), the Company filed a certificate of dissolution with the Secretary of State of the State of Delaware. Pursuant to the undertakings contained in the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities registered under the Registration Statement that remained unsold on the Dissolution Date.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 2nd day of February, 2006.

CYGNUS, INC.
By:	/s/ John C Hodgman
John C Hodgman
Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ John C Hodgman John C Hodgman	Chairman of the Board and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	February 2, 2006